Exhibit 10.11

Hong Kong Winalite Group, Inc. 2009 EQUITY INCENTIVE PLAN

1.
Purposes.  This Plan permits the Administrator to grant Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and Other Share-Based Awards in order to retain, attract and motivate Employees, Directors and Consultants.

2.	Stock Subject to the Plan.

a.
Stock Subject to the Plan.  Subject to adjustment as provided in Section 14, a maximum of 4,295,000 Shares will be available for issuance under the Plan.  The Shares may be authorized and unissued Shares or Shares now held or subsequently acquired by the Company.

b.
Lapsed Awards.  If an Option or SAR expires or becomes unexercisable without having been exercised in full or, if Restricted Stock Units, Performance Shares, Performance Units or Other Share-Based Awards are forfeited in whole or in part to the Company, the unpurchased Shares (or for Awards other than Options and SARs, the unissued Shares) will become available for future grant or sale under the Plan (unless the Plan has terminated).

c.
Reuse of Shares.  Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan. With respect to SARs, only Shares actually issued pursuant to a SAR will cease to be available under the Plan; all remaining Shares subject to the SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Except with respect to issued Shares, shares withheld by the Company to pay the exercise price of an Award or to satisfy tax- withholding obligations with respect to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan.

d.	Share Reserve. The Company, during the term of this Plan, will at all time reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

3.	Administration of the Plan.

a.
Procedure.  The Board will act as Plan Administrator or will appoint a Committee consistent with Applicable Laws to act as Administrator. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board will consider in selecting the membership of any Committee acting as

Administrator the requirements regarding (1) “nonemployee directors” within the meaning of Rule 16b-3 under the Exchange Act; (2) “independent directors” as described in the listing requirements for any stock exchange on which Shares are listed; and (3) Section 16(b)(i) of the Plan if the Employer pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns. The Board will determine any Committee member’s term and may remove a Committee member at any time.

b.	Powers of the Administrator. The Administrator will, to the maximum extent permitted by Applicable Laws and the Plan, have full and sole discretionary authority:

i.	to determine Fair Market Value;

ii.	to select the Service Providers to whom Awards may be granted;

iii.	to determine the number of Shares to be covered by each Award;

iv.	to approve forms of agreement for use under the Plan;

v.
to determine the terms and conditions of each Award, including without limitation, the exercise price, the exercise period, vesting conditions, any vesting acceleration, any waiver of forfeiture restrictions, and any other restriction, condition, or limitation regarding any Award or its related Shares;

vi.	to construe and interpret the terms of the Plan and Awards and resolve any disputes regarding Plan and Award provisions;

vii.	to prescribe, amend and rescind rules and regulations relating to the Plan;

viii.	to modify or amend each Award;

ix.	to allow Participants to satisfy tax-withholding obligations as permitted by Section 15;

x.	to authorize any person to execute instruments to effectuate an Award;

xi.	to delay issuance of Shares or suspend Participant’s right to exercise an Award to comply with Applicable Laws; and

xii.	to determine any issues necessary or advisable for administering the Plan.

c.
Effect of Administrator’s Decision.  Any act or decision of the Administrator will be binding and conclusive upon the Company, the Employer, all Participants, anyone holding an Award, and any person claiming under or through any Participant.

4.
Eligibility.  ISOs may be granted only to Employees who are subject to U.S. taxation.  NSOs, Restricted Stock, Restricted Stock Units, SARs, Performance Units, Performance Shares and Other Share-Based Awards may be granted to Service Providers.  Service Providers include prospective employees or consultants to whom Awards are granted in connection with written offers of employment or engagement of services, respectively, with the Employer, provided that no Award granted to a prospective employee or consultant may be exercised or purchased prior to the commencement of employment or services with the Employer.

5.	Stock Options.

a.
Grant of Options.  The Administrator may grant Options in such amounts as it will determine from time to time. The Administrator may grant NSOs, ISOs, or any combination of the two. ISOs will be granted in accordance with Section 16(a) of the Plan.

b.
Option Award Agreement.  Each Option will be evidenced by an Award Agreement that will specify the type of Option granted, the exercise price, vesting conditions, the exercise period, the expiration date, the number of Shares to which the Option pertains, restrictions on transferability, and any other terms and conditions specified by the Administrator (which need not be identical among Participants).  If the Award Agreement does not specify that the Option is to be treated as an ISO, the Option will be a NSO.

c.
Exercise Price.  The Award Agreement will specify an exercise price.  Any Award made to a Service Provider who may be subject to U.S. taxation will have an exercise price that is not less than the Fair Market Value of a Share on the Grant Date.

d.
Vesting Conditions.  Each Award Agreement will specify how and when Shares covered by an Option may be purchased. The Award Agreement may specify waiting periods, the dates on which Options vest and become exercisable, and exercise periods.

e.	Term of Option. The date the Option expires will be stated in the Award Agreement provided that each Option will expire no later than ten (10) years after the Grant Date.

f.
Modification of Option Awards.  The Administrator may accelerate the exercisability of any Option or a portion of any Option.  The Administrator may extend the period for exercise generally provided the exercise period is not extended beyond the earlier of the original term of the Option or ten (10) years from the original Grant Date. The Administrator may extend the exercise period of an Option at a time when: (1) the exercise price equals or exceeds the Fair Market Value of the Optioned Shares, or (2) an Option cannot be exercised because such exercise would violate Applicable Laws, provided that the exercise period is not extended more than thirty (30) days after the exercise of the Option would no longer violate Applicable Laws.

g.
Exercise of Option.  An Option is exercised when the Company receives: (1) notice of exercise (in such form as the Administrator will specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes). An Option may not be exercised for a fraction of a Share. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan (together with all applicable withholding taxes).  Such consideration may consist entirely of:

i.	cash;

ii.	check;

iii.	to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note;

iv.	other Shares, provided Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

v.
to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time;

vi.
by asking the Company to withhold Shares from the total Shares to be delivered upon exercise equal to the number of Shares having a value equal to the aggregate Exercise Price of the Shares being acquired;

vii.	any combination of the foregoing methods of payment; or

viii.	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

h.
Shares Issued Upon Exercise.  The Company will issue (or cause to be issued) Shares promptly after the Option is exercised. Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.

i.
Forfeiture of Options.  All unexercised Options will be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

6.	Stock Appreciation Rights.

a.	Grant of SARs. The Administrator may grant SARs in such amounts as it will determine from time to time.

b.
Award Agreement.  Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares underlying the SAR grant, the expiration of the SAR, exercise terms, vesting conditions, restrictions on transferability, and such other terms and conditions specified by the Administrator (which need not be identical among Participants).

c.
Exercise Price.  The exercise price of a SAR will be no less than the Fair Market Value of the underlying Shares on the Grant Date.  An Award Agreement may provide for a SAR to be paid in cash, Shares of equivalent value, or a combination thereof.

d.
Vesting Conditions.  The Administrator may impose any conditions on the vesting of a SAR including, but not limited to the achievement of Employer-wide, business unit, and individual goals (including, but not limited to continued employment or service).

e.
Modification of SARs.  The Administrator may accelerate the exercisability of any SAR or a portion of any SAR. The Administrator may extend the period for exercise generally provided the exercise period is not extended beyond the earlier of the original term of the SAR or ten (10) years from the original grant date. The Administrator may extend the exercise period of a SAR at a time when: (1) the exercise price equals or exceeds the Fair Market Value of the Shares underlying the SAR, or (2) a SAR cannot be exercised because such exercise would violate Applicable Laws, provided that the exercise period is not extended more than thirty (30) days after the exercise of the SAR would no longer violate Applicable Laws.

f.
Exercise.  Upon exercise of a vested SAR, a Participant will be entitled to receive payment from the Company in an amount no greater than (1) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price, times (2) the number of Shares with respect to which the SAR is exercised.

g.
Forfeiture of SARs.  All unexercised SARs will be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

7.	Restricted Stock.

a.	Grant of Restricted Stock. The Administrator may grant Shares of Restricted Stock in such amounts as it will determine from time to time.

b.
Restricted Stock Units Award Agreement.  Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units granted, vesting conditions, purchase price, if any, method of payment, restrictions on transferability, repurchase rights, and such other terms and conditions specified by the Administrator (which need not be identical among Participants).

c.
Vesting Conditions.  The Administrator may impose any conditions on the vesting Restricted Stock Units including, but not limited to the achievement of Employer-wide, business unit, and individual goals (including, but not limited to continued employment or service). Unless the Administrator determines otherwise, Shares of Restricted Stock will be held in escrow by the Company until the restrictions on such Shares have lapsed.

d.
Modification of Restricted Stock Awards.  The Administrator may accelerate the time at which any restrictions will lapse or be removed and may provide for a complete or partial exception to an employment or service restriction.

e.
Rights During the Restriction Period.  During the Period of Restriction, Service Providers who have been granted Shares of Restricted Stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid with respect to those Shares, unless the Administrator determines otherwise. Any such dividends or distributions paid in Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

f.
Removal of Restrictions.  All restrictions imposed on Shares of Restricted Stock will lapse and the Period of Restriction will end upon the satisfaction of the vesting conditions imposed by the Administrator. Vested Shares of Restricted Stock, if held in escrow, will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred.

g.	Forfeiture of Restricted Stock. On the date(s) set forth in the Award Agreement, the shares of Restricted Stock for which restrictions have not lapsed will be forfeited and revert to the Company.

8.	Restricted Stock Units.

a.	Grant of Restricted Stock Units. The Administrator will determine the number of Restricted Stock Units subject to an Award.

b.
Restricted Stock Units Award Agreement.  Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units granted, vesting conditions, restrictions on transferability, and such other terms and conditions specified by the Administrator (which need not be identical among Participants).

c.
Vesting Conditions.  The Administrator may impose any conditions on the vesting Restricted Stock Units including, but not limited to the achievement of Employer-wide, business unit, and individual goals (including, but not limited to continued employment or service).

d.
Modification of Restricted Stock Unit Awards.  At any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting conditions that must be met to receive a payout.

e.
Time and Form of Payment.  Upon satisfaction of the applicable vesting conditions, vested Restricted Stock Units will be paid in Shares at the time provided for in the Award Agreement, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred.

f.
Forfeiture of Restricted Stock Units.  All unvested Restricted Stock Units will be forfeited to the Company on the date set forth in the Award Agreement and again will become available for grant under the Plan.

9.	Performance Units and Performance Shares.

a.	Grant of Performance Units and Performance Shares. The Administrator may grant Performance Units or Performance Shares in such amount as it will determine from time to time.

b.
Award Agreement.  Each Award of Performance Units or Performance Shares will be evidenced by an Award Agreement that will specify the initial value, the Performance Period, the number of Performance Units or Performance Shares granted, vesting conditions, restrictions on transferability, and such other terms and conditions specified by the Administrator (which need not be identical among Participants).

c.
Value of Performance Units and Performance Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

d.	Vesting Conditions. The Administrator may set performance objectives based upon the achievement of Employer-wide, business unit, and individual goals or any other basis.

e.	Time and Form of Payment. An Award Agreement may provide for the satisfaction of Performance Unit or Performance Share Awards in any

combination of cash or Shares (which have an aggregate Fair Market Value equal to the value of the vested Performance Units or Performance Shares at the close of the applicable Performance Period). As soon as practicable after the expiration of the applicable Performance Period, but in no event later than the 15th day of the third month following the end of the year the applicable Performance Period expires, the holder of Performance Units or Performance Shares will receive a payout of vested Performance Units or Performance Shares.  The vested Performance Units or Performance Shares will be determined by the extent to which the corresponding performance objectives or other vesting conditions have been achieved.

f.
Forfeiture of Performance Units and Performance Shares.  All unvested Performance Units or Performance Shares will be forfeited to the Company on the date set forth in the Award Agreement, and again will become available for grant under the Plan.

10.
Other Share-Based Awards.  The Administrator may grant Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares as may be deemed by the Administrator to be consistent with the purposes of the Plan. Other Share-Based Awards may include, without limitation, (a) shares awarded purely as a bonus and not subject to any restrictions or conditions, (b) grants in lieu of cash compensation, (c) other rights convertible or exchangeable into Shares, and (d) awards valued by reference to the value of Shares or the value of securities of or the performance of specified Subsidiaries. The Administrator will have the authority to determine the time or times at which Other Share-Based Awards will be granted, the number of Shares or stock units and the like to be granted or covered pursuant to an Award, and all other terms and conditions of an Award, including, but not limited to, the vesting period (if any), purchase price (if any), and whether such Awards will be payable or paid in cash, Shares or otherwise.  Each Other Share-Based Award will be evidenced by an Award Agreement.

11.
Cash Awards.  The Administrator may determine to permit a Participant to receive cash in lieu of any Award or Shares that would otherwise have been granted to or delivered to such Participant under the Plan, in such amount as the Administrator may determine. In addition, prior to payment of any Award that is otherwise payable in Shares, the Administrator may determine to pay the Award in whole or in part in cash of equal value.  The value of such Award on the date of distribution will be determined in the same manner as the Fair Market Value of Shares on the Grant Date of an Option.

12.
Leaves of Absence/Transfer Between Locations.  Unless the Administrator provides otherwise or as required by Applicable Laws, an Employee will not cease to be an Employee in the case of (a) any leave of absence approved by the Employer or (b) transfers between locations of the Employer or between the Company, its Parent, or any Subsidiary, but vesting of Awards will be suspended during any unpaid leave of absence.

13.	Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and Options and SARs may be exercised, during the lifetime of the Participant, only by the Participant or the Participant’s legal representative.

14.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

a.
Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator will equitably adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

b.
Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the dissolution or liquidation.

c.
Change in Control.  In the event of a merger or Change in Control, the surviving or successor entity may either assume the Company’s rights and obligations with respect to outstanding Awards or substitute outstanding Awards for substantially equivalent property (including, but not limited to comparable equity interests in the surviving or successor entity) that are subject to vesting requirements and repurchase restrictions no less favorable to the Participant than those in effect prior to the merger or Change in Control.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in all Awards, all Performance Goals and vesting criteria will be deemed to have been achieved at target levels, and all restrictions will lapse.  Any Option or SAR that is not assumed or substituted in the event of a Change in Control will be exercisable for a period determined by the Administrator in its sole discretion.  The Administrator will provide reasonable notice of such a period to the Participant, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this Section 14(c), an Award will be considered assumed if, following the Change in Control, the Award confers a right for each Share or Share equivalent subject to the Award to purchase or receive the consideration (or for an Award payable in cash, the Fair Market Value of the consideration) received for each Share on the date of the transaction.   If holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares will be used.  If the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation pay the Award in the form of common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor, without the Participant’s consent modifies any performance goals except a modification made solely to reflect the successor entity's post-Change in Control corporate structure (or similar entity level structure if the successor entity is not a corporation).

15.	Tax Withholding.

a.
Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required by Applicable Laws to be withheld with respect to such Award (or exercise thereof).

b.
Withholding Arrangements.  The Administrator may permit a Participant to satisfy tax withholding obligations, in whole or in part and without limitation by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value (as of the date that the taxes should be withheld) equal to the withholding amount, or (iii) delivering to the Company already-owned Shares having a Fair Market Value (as of the date that the taxes should be withheld) equal to the withholding amount.

16.	Provisions Applicable In the Event the Employer or the Service Provider is Subject to U.S. Taxation.

a.
Grant of Incentive Stock Options.  If the Administrator grants Options to Employees that may be subject to U.S. taxation, the Administrator may grant such Employee an ISO. Section 5 of this Plan and the following terms will apply to all grants that are intended to qualify as ISO Awards:

i.
Maximum Amount.  Subject to adjustment as provided in Section 14, to the extent consistent with Code section 422, not more than an aggregate of 4,295,000 Shares may be issued pursuant to the exercise of ISOs granted under the Plan.

ii.	Eligibility. Only Employees will be eligible for the grant of ISOs.

iii.
Continuous Employment.  The Optionee must remain in the continuous employ of the Company or its Subsidiaries from the ISO grant date to the date that is three months prior to exercise.  Service will be treated as continuous during a leave of absence approved by the Employer that does not exceed three (3) months.  A leave of absence approved by the Employer may exceed three (3) months if reemployment upon expiration of such leave is guaranteed by statute or contract.  An Option exercised more than three (3) months after termination of employment will be treated as a Nonqualified Stock Option.

iv.	Award Agreement.

(1)	The Administrator will designate Options granted as ISOs in the Award Agreement.

(2)	The Award Agreement will specify the term of the ISO. The term will not exceed ten (10) years from the Grant Date or five (5) years from the Grant Date for Ten Percent Owners.

(3)
The Award Agreement will specify an exercise price of not less than the Fair Market Value per Share on the Grant Date or one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date for Ten Percent Owners.

(4)	The Award Agreement will specify that an ISO is not transferable except by will, beneficiary designation or the laws of descent and distribution.

v.	“Disability”, for purposes of an ISO, means total and permanent disability as defined in Code section 22(e)(3).

vi.	ISO Awards Treated as Nonqualified Stock Options.

(1)
To the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), Options will not qualify as an ISO and will be treated as a NSO. For purposes of this section, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(2)
In the event of any disposition of the Shares acquired pursuant to the exercise of an ISO within two (2) years from the Grant Date or one year from the exercise date, the Option will not qualify as an ISO and will be treated as a NSO. The Optionee must notify the Company thereof in writing within thirty (30) days after such disposition.  In addition, the Optionee must provide the Company with all information that the Company reasonably requests in connection with determining the amount and character of Optionee’s income, the Company’s deduction, and the Company’s obligation to withhold taxes or other amounts incurred for reason of a disqualifying disposition.

b.	Performance-Based Compensation. The Administrator may impose the following conditions on any Award under this Plan to any Service Provider that may be subject to U.S. taxation on the Award:

i.
Outside Directors. Awards that the Administrator intends to qualify as Performance-Based Compensation may be granted by a committee of the Board comprised solely of two (2) or more “outside directors” within the meaning of Code section 162(m) and administered in a manner that will enable such Awards to qualify as Performance-Based Compensation under Code section 162(m).

ii.	Maximum Amount.

(1)	Subject to adjustment as provided in Section 14, the maximum number of Shares that can be awarded to any individual Participant in the aggregate in any one Fiscal Year is 2,000 Shares

(2)	For Awards denominated in Shares and satisfied in cash, the maximum Award to any individual Participant in any one Fiscal Year is the Fair Market Value of 4,000 Shares on the Grant Date.

iii.
Performance Criteria.  The performance goal applicable to any Award (other than an Option or SAR) that is intended to qualify as Performance-Based Compensation will be established in writing prior to the beginning of the Performance Period or at a later time as permitted by Code section 162(m) and will be based on any one or more of the following performance measures, in each case of the Company, a Subsidiary or a business unit by or within which the Service Provider is primarily employed or a combination thereof, and that are intended to qualify under Code section 162(m):

(1)	increased revenue;

(2)	net income measures (including but not limited to income after capital costs and income before or after taxes);

(3)	stock price measures (including but not limited to growth measures and total stockholder return);

(4)	market share;

(5)	earnings per Share (actual or targeted growth);

(6)	earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(7)	cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(8)
return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(9)	operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(10)	expense measures (including but not limited to overhead cost and general and administrative expense);

(11)	margins;

(12)	stockholder value;

(13)	total stockholder return;

(14)	proceeds from dispositions;

(15)	production volumes;

(16)	total market value; and

(17)	corporate values measures (including but not limited to ethics compliance, environmental, and safety).

iv.
The terms of the performance goal applicable to any Award that is intended to qualify as Performance-Based Compensation will preclude discretion to increase the amount of compensation that would otherwise be due upon attainment of the goal.

v.
Following the completion of the Performance Period, the outside directors described in Section 16.b.i above will certify in writing whether the applicable performance goals have been achieved for such Performance Period.  In determining the amount earned, the Administrator will have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

vi.
If there is an inconsistency between any other Plan provisions and the provisions contained in this Section 16.b. , this Section 16.b. shall prevail to the extent necessary to avoid application of Code section 162(m)(1).

c.
Stock Options and SARs Exempt from Code section 409A.  The Company intends that no payments under this Plan will be subject to the tax imposed by Code section 409A.  If the Administrator grants Options or SARs to Service Providers subject to U.S. taxation (1) the Administrator may not modify or amend the Options or SARs to the extent that the modification or amendment adds a feature allowing for additional deferral within the meaning of Code section 409A and (2) any adjustment pursuant to Section 14 will be done in a manner consistent with Code section 409A and Treasury Regulations section 1.409A-1 et seq.

The Administrator will interpret and administer the Plan in a manner that avoids the imposition of any increase in tax under Code section 409A(a)(1)(B), and any ambiguities herein will be interpreted to satisfy the requirements of Code section 409A or any exemption thereto.

17.
No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon any Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Employer, nor will either the Plan or any Award interfere in any way with the Participant's right or the Employer’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.
Effective Date.  The Plan’s effective date is the date on which the Board adopts, so long as it is approved by the Company’s stockholders at any time within twelve (12) months of such adoption.  Upon approval of the Plan by the stockholders of the Company, all Awards issued pursuant to the Plan on or after the Effective Date will be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date.  If the stockholders fail to approve the Plan within one year before or after the Effective Date, any Awards made hereunder will be null and void and of no effect.

19.
Term of Plan.  The Plan will terminate ten (10) years following the earlier of: (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by stockholders of the Company, unless sooner terminated by the Board pursuant to Section 20.

20.	Amendment and Termination of the Plan.

a.	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

b.	Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

c.
Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise its powers with respect to Awards granted under the Plan prior to the Plan termination date.

21.	Conditions Upon Issuance of Shares.

a.
Legal Compliance.  The Administrator may delay or suspend the issuance and delivery of Shares, suspend the exercise of Options or SARs, or suspend the Plan as necessary to comply with Applicable Laws. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

b.
Investment Representations.  The Company may require any person exercising or purchasing an Award to represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

22.
Inability to Obtain Authority.  If the Company is unable to obtain required authority from any regulatory body in order to lawfully issue or sell Shares pursuant to this Plan, all rights with respect to such shares will be void and the Company will have no liability with respect to the failure to issue or sell such Shares.

23.
Repricing Prohibited; Exchange And Buyout of Awards.  The repricing of Options or SARs is prohibited without prior stockholder approval. The Administrator may authorize the Company, with prior stockholder approval and the consent of the respective Participants, to issue new Option or SAR Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Administrator may repurchase Options with payment in cash, Shares or other consideration at any time. The Administrator and the Participant may agree to any terms or conditions as the Administrator and the Participant will agree.

24.
Governing Law.  The Plan and all Agreements will be construed in accordance with and governed by the laws of Nevada, without giving effect to its conflicts or choice of law principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

25.	Definitions. The following definitions apply to capitalized terms in the Plan:

“Administrator” means the Board or any of its Committees that administer the Plan pursuant to Section 3.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means an Option, a share of Restricted Stock, a Restricted Stock Unit, a SAR, a Performance Share, a Performance Unit or an Other Share-Based Award granted pursuant to the terms of the Plan.

“Award Agreement” means the written agreement governing Plan Awards. The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i)           Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes after December 31, 2007 the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities except an acquisition of securities directly from the Company;

(ii)           The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

(iii)           A change in the composition of the Board occurring within a two (2)-year period that results in a Board where the majority of the Directors were elected or nominated in connection with an actual or threatened proxy content involving Director election, or were not Directors as of the effective date of the Plan, or were not elected, or nominated for election, to the Board with the affirmative votes of  a majority of the Directors who, at the time of the election or nomination were either Directors as of the effective date of the Plan or Directors elected or nominated as here described; or a combination of the three ; or

(iv)           The consummation of a merger or consolidation of the Company with any other entity, unless the voting securities of the Company immediately prior to the merger or consolidation remain outstanding or are converted into voting securities of the surviving entity or parent so that they continue to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the surviving entity (or parent) outstanding immediately after such merger or consolidation.

“Code” means the Internal Revenue Code of 1986, as amended.  Any reference in the Plan to a section of the Code will be a reference to any successor or amended section of the Code.

“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 3.

“Common Stock” means the common stock of the Company.

“Company” means The Hong Kong Winalite Group, Inc. or its successor.

“Consultant” means any person, including an advisor, if: (1) the consultant or adviser is a natural person, (2) the consultant or adviser renders bona fide services to the Company or any Subsidiary; and (3) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Director” means a member of the Board.

“Disability” generally means total and permanent disability as determined by the Administrator in its discretion in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time, but “Disability,” for purposes of an ISO, means total and permanent disability as defined in Code section 22(e)(3).

“Employee” means any person, including Officers and Directors, employed by the Employer. Neither service as a Director nor payment of a director's fee by the Employer will be sufficient to constitute “employment” by the Employer.

“Employer” means the Company and any Parent or Subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation any division or subdivision of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, including without limitation quotation through the over the counter bulletin board (“OTCBB”) quotation service administered by the Financial Industry Regulatory Authority (“FINRA”), the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)           In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator, and to the extent Section 16 applies (a) with respect to ISOs, the Fair Market Value will be determined in a manner consistent with Code section 422 or (b) with respect to NSOs or SARs, the Fair Market Value will be determined in a manner consistent with Code section 409A.

“Fiscal Year” means the fiscal year of the Company.

“Grant Date” means the date on which the Administrator grants an Award, or such other later date as is determined by the Administrator, provided that the Administrator cannot grant an Award prior to the date the material terms of the Award are established.  The Administrator may not grant an Award with a Grant Date that is effective prior to the date the Administrator takes action to approve such Award.

“Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Code section 422 and its regulations.

“Nonstatutory Stock Option” or “NSO” means an Option that is not intended to qualify as an ISO.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and its rules and regulations.

“Option” means a stock option granted pursuant to the Plan.

“Optioned Shares” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option.

“Other Share-Based Awards” will mean awards of Shares or other rights in accordance with Section 10.

“Parent” means a “parent corporation” as defined in Code section 424(e).

“Participant” means the holder of an outstanding Award.

“Performance-Based Compensation” means an Award to a Service Provider who may be subject to U.S. taxation if that Award is not intended to be “applicable remuneration” as described in Code section 162(m) because it is payable solely on account of the attainment of one or more performance goals and meets the requirements of Code section 162(m)(4)(C).

“Performance Period” means one or more time periods, which may be of varying and overlapping durations, over which the attainment of the performance objectives or other vesting conditions will be measured for the purpose of determining a Participant’s right to payment relating to Performance Shares, Performance Units, or Performance-Based Compensation.

“Performance Share” means an Award denominated in Shares which may vest in whole or in part upon attainment of performance goals or other vesting conditions as the Administrator may determine pursuant to Section 9.

“Performance Unit” means an Award which may vest in whole or in part upon attainment of performance goals or other vesting conditions as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 9.

“Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture or restrictions on transfer pursuant to Section 7.

“Plan” means this 2008 Equity Incentive Plan.

“Restricted Stock” means Shares awarded to a Participant, which are subject to forfeiture and restrictions on transferability in accordance with Section 7.

“Restricted Stock Unit” means the right to receive one Share at the end of a specified period of time that is subject to forfeiture in accordance with Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

“Section” means a paragraph or section of this Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 14.

“Stock Appreciation Right” or “SAR” means the right to receive payment from the Company in an amount no greater than the excess of the Fair Market Value of a Share at the date the SAR is exercised over a specified price fixed by the Administrator in the Award Agreement that is not less than the Fair Market Value of a Share on the Grant Date.

“Subsidiary” means a “subsidiary corporation” as defined in Code section 424(f).

“Ten Percent Owner” means any Service Provider who is, on the grant date of an ISO, the owner of more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries (determined with application of ownership attribution rules of Code section 424(d)).

Adopted by the Board of Directors on March __, 2009.